As filed with the Securities and Exchange Commission on February 3, 1999.
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
         S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           UNITED NATURAL FOODS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

             Delaware                                          05-0376157
 -------------------------------                           -------------------
 (State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                        260 Lake Road, Dayville, CT 06241
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                   -------------------------------------------
                            (Full title of the Plan)

                               Norman A. Cloutier
                Chairman of the Board and Chief Executive Officer
                           United Natural Foods, Inc.
                                  260 Lake Road
                           Dayville, Connecticut 06241
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (860) 779-2800
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
      Title of                                        Proposed               Proposed
     Securities                 Amount                 Maximum                Maximum                Amount of
       to be                     to be              Offering Price           Aggregate             Registration
     Registered               Registered            Per Share (1)        Offering Price (1)             Fee
     ----------               ----------            --------------       ------------------        ------------
   Common Stock,            625,000 shares              $27.22              $17,012,500               $4,730
   $.01 par value
   per share

----------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 28, 1999.

                     Statement of Incorporation by Reference

      The Registrant's Registration Statement on Form S-8 (File No. 333-19949) is incorporated in this Registration Statement by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayville, State of Connecticut, on this 2nd day of February, 1999.

                                              UNITED NATURAL FOODS, INC.


                                              By: /s/ Norman A. Cloutier
                                                  ------------------------------
                                                  Norman A. Cloutier
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of United Natural Foods, Inc., hereby severally constitute Norman A. Cloutier, Robert T. Cirulnick and E. Colby Cameron, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable United Natural Foods, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                               Capacity                                       Date
   ----------                               --------                                       ----

/s/ Norman A. Cloutier                      Chairman of the Board                       February 2, 1999
------------------------------------        and Chief Executive Officer
Norman A. Cloutier                          (Principal Executive Officer)


/s/ Michael S. Funk                         Vice Chairman of the Board                  February 2, 1999
------------------------------------        and President
Michael S. Funk


/s/ Robert T. Cirulnick                     Chief Financial Officer                     February 2, 1999
------------------------------------        (Principal Financial and
Robert T. Cirulnick                         Accounting Officer)


/s/ Barclay McFadden, III                   Director                                    February 2, 1999
------------------------------------
Barclay McFadden, III


/s/ Kevin T. Michel                         Director                                    February 2, 1999
------------------------------------
Kevin T. Michel


/s/ Thomas B. Simone                        Director                                    February 2, 1999
------------------------------------
Thomas B. Simone


/s/ Richard J. Williams                     Director                                    February 2, 1999
------------------------------------
Richard J. Williams


/s/ Richard S. Youngman                     Director                                    February 2, 1999
------------------------------------
Richard S. Youngman

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

 5                Opinion of Hale and Dorr LLP.

 23.1             Consent of KPMG LLP.

 23.2             Consent of Hale and Dorr LLP (included in Exhibit 5).

 24 Power of Attorney (included in the signature pages of this Registration Statement).